ADDENDUM TO INVESTMENT ADVISORY AGREEMENT

Schedule A of the Investment Advisory Agreement between IDS Life Insurance Company (IDS Life) and American Express Financial Corporation (AEFC) dated October, 14, 1998 is hereby amended to add 1 new investment portfolio, AXP Variable Portfolio - Stock Fund. All other provisions of the Investment Advisory Agreement remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have executed this Addendum as on the __ day of ___, 2001.


IDS LIFE INSURANCE COMPANY                      ATTEST:



By:____________________________                 By:__________________________


Name: Pamela J. Moret                           Name: C. Nikol Davies


Title:Chairman and Chief Executive Officer      Title:  Assistant Secretary




AMERICAN EXPRESS FINANCIAL CORPORATION          ATTEST:



By:____________________________                 By:__________________________


Name: Stephen W. Roszell                        Name: C. Nikol Davies


Title:Senior Vice President - Institutional     Title:  Assistant Secretary
      Group


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                                                    SCHEDULE A

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                              FUND                                            PERCENTAGE OF NET ASSETS

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AXP Variable Portfolio - Income Series, Inc.
o        AXP Variable Portfolio - Bond Fund                                            0.25%
o        AXP Variable Portfolio - Extra Income Fund                                    0.25%
o        AXP Variable Portfolio - Federal Income Fund                                  0.25%
o        AXP Variable Portfolio - Global Bond Fund                                     0.25%

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AXP Variable Portfolio - Investment Series, Inc.
o        AXP Variable Portfolio - Blue Chip Advantage                                  0.25%
o        AXP Variable Portfolio - Capital Resource Fund                                0.25%
o        AXP Variable Portfolio - Emerging Markets Fund                                0.35%
o        AXP Variable Portfolio - Equity Select Fund                                   0.25%
o        AXP Variable Portfolio - Equity Select Fund                                   0.25%
o        AXP Variable Portfolio - Growth Fund                                          0.35%
o        AXP Variable Portfolio - International Fund                                   0.25%
o        AXP Variable Portfolio - New Dimensions Fund                                  0.25%
o        AXP Variable Portfolio - S&P 500 Index Fund                                   0.25%
o        AXP Variable Portfolio - Small Cap Advantage Fund                             0.25%
o        AXP Variable Portfolio - Strategy Aggressive Fund                             0.25%
o        AXP Variable Portfolio - Stock Fund                                           0.25%


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AXP Variable Portfolio - Managed Series, Inc.
o        AXP Variable Portfolio - Diversified Equity Income Fund                       0.25%
o        AXP Variable Portfolio - Managed Fund                                         0.25%

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AXP Variable Portfolio - Money Market Series, Inc.
o        AXP Variable Portfolio - Cash Management Fund                                 0.25%

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IDS Life Series Fund, Inc.
o        Equity Portfolio                                                              0.25%
o        Equity Income Portfolio                                                       0.25%
o        Income Portfolio                                                              0.25%
o        Money Market Portfolio                                                        0.25%
o        Managed Portfolio                                                             0.25%
o        Government Securities Portfolio                                               0.25%
o        International Equity Portfolio                                                0.35%

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